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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (No. 333-172453 and No. 333-172452) on Form S-8 of Manhattan Bancorp and subsidiaries of our report dated March 29, 2013, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Manhattan Bancorp and subsidiaries for the year ended December 31, 2012.

                      /s/ McGladrey LLP

Los Angeles, CA
March 29, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm